UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

Thanksgiving Coffee Company, Inc.

(Exact name of registrant as specified in charter)

California	033-96070-LA	94-2823626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 S. Harbor Dr. Fort Bragg, CA	95437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 964-0118

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following changes to the management structure of Thanksgiving Coffee Company, Inc. (the “Company”) are effective as of June 3, 2010:

Paul Katzeff, [72], formerly Chief Executive Officer of the Company, was appointed our Chairman of the Board of Directors. Mr. Katzeff has served as a member of our Board of Directors since our incorporation in May 1982. Mr. Katzeff brings leadership skills and expertise in the coffee industry to the Board, having served in his prior position as Chief Executive Officer since May 1982. Mr. Katzeff is a co-founder of the Specialty Coffee Association of America (S.C.A.A.) and served as its Chairman in 1985 and its President in 2000. He has served as an elected Board member of the S.C.A.A. since 1994, and served as Chairman of the Environmental Committee of the Board in 1994. Mr. Katzeff also co-chaired the Second Annual Sustainable Coffee Conference held in April 1998. Mr. Katzeff holds a Bachelors degree in Agriculture from Cornell University and a Masters degree in Social Work from Adelphi.

Joan Katzeff, [61], formerly President of the Company, was appointed our Secretary and Treasurer. Mrs. Katzeff is a co-founder of the Company and will continue to serve as a member of our Board of Directors.

Sam Kraynek, [62], was appointed our Chief Executive Officer. In addition to his duties as Chief Executive Officer, Mr. Kraynek will continue to serve as our Chief Financial Officer, a position he has held since December 2004. Mr. Kraynek also served as our Chief Operating Officer from 1997 to 2004. Mr. Kraynek has been in the food business for nearly 40 years. He has served as the President and General Manager of the Rosarita Mexican Food Division of Beatrice Companies, General Manager of the Bakery Distribution Division of International Multifoods and Vice President of Sales and Marketing for Bay State Milling Company. Mr. Kraynek holds a B.S. in Accounting from St. Francis University and started his career in public accounting.

Ben Corey-Moran, [30], was appointed President and Director of Coffee of the Company. Mr. Corey-Moran joined the Company in 2003. Mr. Corey-Moran has led our green buying operations since 2008 and has managed producer relations since 2005. Prior to that, he managed the Company’s strategic partnership marketing efforts. Mr. Corey-Moran has served a full-term as a member of the S.C.A.A.’s Sustainability Committee and also as a member of the Advisory Board of United Students for Fair Trade. Mr. Corey-Moran holds a BA in International Affairs from Lewis and Clark College in Portland, Oregon. Mr. Corey-Moran worked with coffee cooperatives in the Dominican Republic and Oaxaca, Mexico prior to joining the Company.

To our knowledge, with the exception of Mr. and Mrs. Katzeff who are husband and wife, there are no family relationships between any of our directors and executive officers. No changes were made to Mr. and Mrs. Katzeff’s or Mr. Kraynek’s compensation as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Mr. Corey-Moran’s annual salary was increased to $75,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Thanksgiving Coffee Company, Inc.

Date: June 3, 2010	By:	/s/ SAM KRAYNEK
Sam Kraynek Chief Executive Officer and Chief Financial Officer